Exhibit 4.2
NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.
Date: September 3, 2009
COMMON STOCK WARRANT
OF
PVF CAPITAL CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO
THIS CERTIFIES THAT, for value received, ALESCO PREFERRED FUNDING IV, LTD. (the “Investor”) is entitled to subscribe for and purchase shares (the “Shares”) of the fully paid and nonassessable Common Stock of PVF CAPITAL CORP., an Ohio corporation (the “Company”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Common Stock” shall mean the Company’s duly authorized Common Stock, and any stock into or for which such Common Stock may hereafter be exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles, and the term “Grant Date” shall mean the date set forth above.
This Warrant is issued in connection with the Exchange Agreement of even date herewith executed by and among the Investor, Cohen & Company Financial Management, LLC, and the Company (the “Exchange Agreement”).
1.	TERM. Subject to the terms hereof, the purchase right represented by this Warrant is exercisable, in whole, at any time from and after the Grant Date and at or prior to 11:59 p.m. Eastern Standard Time on the date two (2) years following the Grant Date. Notwithstanding the foregoing, in the event that the Company does not execute a Capital II Agreement (as defined below) within one (1) year of the Grant Date, this Warrant shall terminate and be of no effect. The number of Shares, type of security and Exercise Price (as that term is defined in Section 2 hereof) are subject to adjustment as provided herein, and all references to

“Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. Terms used herein and not otherwise defined shall have the meaning as set forth in the Exchange Agreement.

2.	NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, in the event of a Capital II Agreement (as defined below), the Investor is entitled, upon surrender of this Warrant, to purchase from the Company, shares of the Company’s stock in an amount equal to the lesser of (i) the Allowable Number (as defined below) or (ii) the maximum number of shares of the Company’s common stock then issued and outstanding such that the Investor, upon its exercise of this Warrant, shall own 9.9% of the Company’s common stock then issued and outstanding; provided, however, that the maximum number of shares that can be purchased shall not exceed the Allowable Number, and provided further that in the event the Investor receives comfort from the Office of Thrift Supervision (“OTS”) that allows it to rebut the presumption that its holdings of the Company’s common stock constitute control of the Company for the purpose of the applicable OTS regulations, clause (ii) shall have no effect. The purchase price for the shares of the Company’s common stock purchased pursuant to this Warrant shall be at a purchase price equal to the Conversion Price (as defined below) (“Exercise Price”). The “Capital II Agreement” shall be the written agreement, if any, executed by the Company within one (1) year of the Grant Date, in regard to the Company’s purchase of capital securities of PVF Capital Trust II, which provides for the exchange of the Company’s shares of common stock for capital securities of PVF Capital Trust II. The “Conversion Price” shall be equal to the price, if any, utilized in the Capital II Agreement to determine the number of shares of the common stock of the Company to be exchanged for capital securities of PVF Capital Trust II pursuant to the Capital II Agreement exclusive of any warrants, warrant shares or warrant prices. By way of example for illustrative purposes, if the Capital II Agreement provided for terms identical to those provided in this Agreement, then the Conversion Price would be the average daily closing price of the Company's common stock for the twenty (20) business days prior to the date of the Capital II Agreement. The “Allowable Number” shall be the lesser of (i) 9.9% of the Company’s common stock exchanged at the Conversion Price pursuant to the Capital II Agreement or (ii) 1,546,991 less the sum of 769,608 plus the number of shares issued pursuant to Section 2.1(b) of the Exchange Agreement.

3.	METHOD OF EXERCISE. The purchase right represented by this Warrant may be exercised by the Investor, in whole, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company accompanied by payment to the Company, by certified check, or wire transfer payable to the Company, in an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased. Thereupon, the Investor, as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate representing the number of Shares so purchased which shall be delivered to the Investor as soon as possible and in any event within thirty (30) days of receipt of such notice, surrendered Warrant and proper payment. The Investor shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

4.	STOCK FULLY PAID: RESERVATION OF SHARES. The Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, subject to shareholder approval, if required by applicable law, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the right represented by this Warrant.

5.	ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. After execution of the Capital II Agreement, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
a.	Reclassification or Merger. If at any time while this Warrant remains outstanding and unexpired, in case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance reasonably satisfactory to the Investor) providing that the Investor shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, mergers and transfers.

b.	Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Shares issuable upon exercise hereof shall be proportionally adjusted and the Exchange Price shall be adjusted so that the aggregate exercise price of this Warrant shall at all time remains equal

c.	Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

d.	No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 5 and in the taking of all such action as maybe necessary or appropriate in order to protect the rights of the Investor against impairment.
6.	NOTICE OF ADJUSTMENTS. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the Investor setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

7.	FRACTIONAL SHARES. No fractional Shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment equal to the excess of the average daily closing price of the Company’s common stock for the twenty (20) business days prior to the exercise date for such fractional shares above the Warrant Price for such fractional share.

8.	TRANSFERS AND EXCHANGES. This Warrant shall be transferable by the Investor provided that the Investor in connection with such transfer delivers to the

Company an opinion of counsel, in form and substance satisfactory to the Company, that registration is not required under the Securities Act of 1933, as amended, or any applicable state securities laws.
9.	RIGHTS AS STOCKHOLDERS. The Investor, as holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock, or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. This Warrant is issued and delivered on the basis of the following:
a.	This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

b.	The Shares have been duly authorized by the Company and when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

c.	The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the Investor are as set forth in the Company’s Articles of Incorporation, as amended;

d.	The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal state or local government authority or agency or other person.
12.	REPRESENTATIONS AND WARRANTIES OF INVESTOR. The Investor hereby represents and warrants that:

a.	Purchase Entirely for Own Account. This Warrant is issued to the Investor in reliance upon Investor’s representation to the Company, which by its acknowledgment of this Warrant Investor hereby confirms, that the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”) will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By acknowledging this Warrant, it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities. It has full power and authority to acknowledge this Warrant.

b.	Disclosure of Information. It has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant.

c.	Investment Experience. The Investor acknowledges that it can bear the economic risk of its investment, and has not been organized solely for the purpose of acquiring the Warrant.

d.	Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

e.	Restricted Securities. It understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

f.	Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:
i.	“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN

EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”
13.	MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14.	NOTICES. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, telecopy (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section);

To Investor:	ALESCO PREFERRED FUNDING IV, LTD.
c/o Cohen & Company Financial Management, LLC
2929 Arch Street, 17th Floor
Philadelphia, PA 19104-2870
Attn: Samuel Hillier, Director
Fax: (215) 701-8282
Email: shillier@cohenandcompany.com

With a Copy to:	DECHERT LLP
2929 Arch Street
Philadelphia, PA 19104
Attn: Ralph R. Mazzeo, Esq.
Fax: (215) 994-2222
Email: ralph.mazzeo@dechert.com

To Company:	PVF CAPITAL CORP.
30000 Aurora Road
Solon, Ohio 44139
Attn: Chief Executive Officer
Fax: (440) 914-3916

With a copy to:	Krugliak, Wilkins, Griffiths
& Dougherty Co., L.P.A.
4775 Munson St. N.W.
P.O. Box 36963
Canton, Ohio 44735-6963
Attn: Randall C. Hunt,
Fax: (330) 497-4020
Email: rchunt@kwgd.com
All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party(ies), with the copies indicated, as provided in this Section 14.
15.	BINDING EFFECT ON SUCCESSORS. The terms and provisions of this Warrant shall be binding upon the Company and its respective successors and assigns and the Investor. All of the obligations of the parties relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of each party relating thereto shall inure to the benefit of the successors and assigns of the other. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Investor but at the Company’s expense, acknowledge in writing its continuing obligation to the Investor in respect of any rights (including, without limitation, any right to registration of the shares of Registrable Securities) to which the Investor shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Investor to make any such request shall not affect the continuing obligation of the Company to the Investor in respect of such rights.

16.	LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the Investor that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

17.	DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

18.	GOVERNING LAW. This Agreement and the interpretation of its terms shall be governed by the laws of the State of New York, without application of conflicts of law principles.

19.	CONFIDENTIALITY; NO PUBLIC DISCLOSURE. The terms and conditions of this Warrant are confidential. Neither party shall make any public disclosure concerning the terms and conditions of this Warrant without the prior written consent of the other party, except as required by the rules and regulations of the Securities and Exchange Commission, the Nasdaq National Market or any other applicable stock exchanges.

20.	ATTORNEYS FEES. Except as otherwise set forth in the Exchange Agreement, the Company and Investor shall pay their respective attorneys’ fees and expenses for the negotiation and preparation of this Warrant and the other agreements contemplated by this Warrant.

21.	COUNTERPARTS. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.
[Remainder of Page Intentionally Left Blank]

     The parties have executed this Warrant as of the date set forth above.

Investor:	ALESCO PREFERRED FUNDING IV, LTD.
By: COHEN & COMPANY FINANCIAL
MANAGEMENT, LLC, solely in its
capacity as Manager

	By:	/s/ Samuel Hillier
		Name:	Samuel Hillier
		Title:	Director

Company:	PVF CAPITAL CORP., An Ohio corporation
	By:	/s/ Marty E. Adams
		Name:	Marty E. Adams
		Title:	Interim CEO

EXHIBIT A
NOTICE OF EXERCISE
To: PVF CAPITAL CORP.
30000 Aurora Road
Solon, Ohio 44139
Attn:
1.	The undersigned hereby elects to purchase _________ Shares of Common Stock of PVF CAPITAL CORP. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

2.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name or names as are specified below:

Name:

Address:

3.	The undersigned represents that the aforesaid Shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares.
ALESCO PREFERRED FUNDING IV, LTD.
By: COHEN & COMPANY FINANCIAL
MANAGEMENT, LLC, solely in its
capacity as Manager

By:
	Name:	Samuel Hillier
	Title:	Director